Exhibit 99.1

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DSP Group Inc. Reports Second Quarter 2003 Earnings

Revenues for the second quarter increased 21% YoY and 33% sequentially

All-time record gross margins for a quarter—45% from 40% YoY

SANTA CLARA, Calif., July 21, 2003—DSP Group, Inc. (NASDAQ: DSPG) today announced the results for the quarter ended June 30, 2003.

Revenues for the second quarter of 2003 were $38,550,000, an increase of 21% from revenues of $31,899,000 for the second quarter of 2002. Net income for the second quarter of 2003 was $5,487,000 compared with $77,000 for the second quarter of 2002. Diluted earnings per share (EPS) for the second quarter of 2003 were $0.19, compared with $0.00, for the second quarter of 2002.

Net income and diluted EPS for the second quarter of 2002 included the results of the discontinued operations of the DSP cores licensing business, which amounted to $995,000 and $0.04, respectively.

Results for the second quarter of 2003 included a one-time write-off in the amount of $2,727,000 for in-process research and development related to the Teleman Multimedia Inc. acquisition announced by the Company on May 19, 2003 and a capital gain of $241,000 from the sale of shares of Tower Semiconductor Ltd. Results for the second quarter of 2002 included an unusual loss of $9,815,000 related to the decline in value of the Company’s available-for-sale marketable securities of AudioCodes Ltd. and net income of $995,000 attributed to the discontinued operations of the DSP cores licensing business. Excluding the foregoing items, pro-forma net income for the second quarter of 2003 increased 42% to $7,701,000 from $5,430,000 in the second quarter of 2002. Pro-forma diluted earnings per share (EPS) increased 37% to $0.26 in the second quarter of 2003 from $ 0.19 in the second quarter of 2002.

The Company believes that this presentation of pro forma net income and diluted EPS is useful to investors in comparing results for the second quarter of 2003 to the same period during 2002, because it excludes items that management does not consider meaningful for purposes of analyzing the Company’s operating results and making budget planning decisions.

Eli Ayalon, Chairman & CEO of DSP Group stated, “We are very pleased with our second quarter results. This is the 8th sequential quarter in which we are reporting quarterly revenue growth on a year-over-year basis. We also succeeded in further improving our profitability levels. DSP Group’s unique market position coupled with the successful implementation of yield enhancement and cost optimization projects continue to contribute to improving gross margins (from 40% in the second quarter of 2002 to 45% in the second quarter of 2003) resulting in a significant improvement in our operating profit. During the second quarter, DSP Group began deliveries to new customers utilizing the 2.4GHz technologies, and the level of bookings during the quarter indicates good visibility into the third quarter of 2003.”

Mr. Ayalon added: “During the last quarter we substantially achieved our additional hiring goals announced following the Teleman acquisition. We succeeded in hiring top quality professionals who are already contributing to our new research and development activities.”

The Company also announced that in light of the Company’s strong cash position its Board of Directors has authorized management to repurchase an additional 2.5 million shares of the Company’s common stock in open-market and privately negotiated transactions. This is in addition to the repurchase of up to 4 million shares authorized by the Board in March 1999, under which approximately 3.6 million shares had been repurchased through July 18, 2003. During 2003, the Company repurchased 646,000 shares of its Common Stock, at an average price of $21.40 per share, for an aggregate price of approximately $13.8 million.

About DSP Group

DSP Group, Inc. is a fabless semiconductor company that is a leader in the short-range wireless market. By combining its DSP cores technology with advanced RF, communication, video technology and speech-processing algorithms, DSP Group is a worldwide leader in developing and providing short-range communication applications that include digital 900MHz, 2.4GHz, DECT (1.9GHz), 5.8GHz and Bluetooth for voice and data communication in residential, SOHO, SME, enterprise and automotive applications. DSP Group’s products include advanced RF CMOS and communications technology. DSP Group also develops and markets embedded, integrated silicon/software solution for Voice-over-Digital-Subscriber Line (VoDSL) and Voice-over-Internet-Protocol (VoIP) applications, as well as other Voice-over-Packet applications for Integrated Access Device (IAD) and IP phone. More information about DSP Group is available at www.dspg.com.

This press release may contain statements that qualify as “forward-looking statements” under the Private Securities Litigation Reform Act of 1995, including statements made by Mr. Ayalon relating to good visibility into the third quarter of 2003. These forward-looking statements are based on current expectations and DSP Group assumes no obligation to update this information. In addition, the events described in these forward-looking statements may not actually arise. DSP Group’s actual results could differ materially from those described in this press release as a result of various factors, including, the acceptance by customers of DSP Group’s products, DSP Group’s ability to differentiate its products from those of its competitors in the same market and the general market demand for products that incorporate DSP Group’s technology in the market. These factors and other factors which may effect future operating results or DSP Group’s stock price are discussed under “RISK FACTORS” in the Form 10-K for the year ended December 31, 2002, as well as other reports, including Form 10-Qs, DSP Group has filed with the Securities and Exchange Commission and which are available on DSP Group’s Web site (www.dspg.com) under Investor Relations.

Earnings conference call

DSP Group has scheduled a conference call for 8:30 a.m. EDT today to discuss second quarter results and invites you to listen to a live broadcast over the Internet. The broadcast can be accessed by all interested parties through the Investor Relations section (investor message board) of DSP Group’s Web site at www.dspg.com or link to: http://phx.corporate-ir.net/phoenix.zhtml?c=101665&p=irol-calendar. For more information, please contact Yaniv Arieli, President of US Operations, Investor Relations, DSP Group at (408) 986-4423.

DSP GROUP, INC.

CONSOLIDATED STATEMENTS OF INCOME—US GAAP

(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2003	2002		2003	2002
Product revenues and other	$38,550	$31,899		$67,561	$53,025
Cost of product revenues and other	21,206	19,154		37,983	31,766

Gross profit	17,344	12,745		29,578	21,259
Operating expenses:
Research and development	5,578	4,975		10,698	9,879
Sales and marketing	2,871	2,541		5,187	4,477
General and administrative	1,526	985		3,107	1,915
In-process research & development write-off	2,727	—		2,727	865
Aborted spin off expenses and other	—	—		—	—

Total operating expenses	12,702	8,501		21,719	17,136

Operating income	4,642	4,244		7,859	4,123
Other income :
Interest and other income, net	1,909	2,541		3,833	5,150

Income after financial and other income	6,551	6,785		11,692	9,273
Impairment of available-for-sale marketable securities	—	(9,815	)(*)	—	(9,815	)(*)
Capital gains	241	—		241	—

Income (loss) before provision for income taxes	6,792	(3,030)		11,933	(542)
Provision (benefit) for income taxes	1,305	(2,112	)(**)	2,179	(1,799	)(**)

Net income (loss) from continuing operations	5,487	(918)		9,754	1,257
Net income from discontinued operations (***)	—	995		—	1,510

Net income	$5,487	$77		$9,754	$2,767

Net earnings per share for continuing operations:
Basic	$0.20	$(0.04)		$0.36	$0.04
Diluted	$0.19	$(0.04)		$0.34	$0.04
Net earnings per share for discontinued operations:
Basic	$0.00	$0.04		$0.00	$0.06
Diluted	$0.00	$0.04		$0.00	$0.06
Net earnings per share (combined):
Basic	$0.20	$0.00		$0.36	$0.10
Diluted	$0.19	$0.00		$0.34	$0.10
Weighted average number of shares of Common Stock used in computing of:
Basic	27,541	27,035		27,432	26,993
Diluted	29,459	27,896		28,944	27,946

(*)	Related to impairment of marketable securities
(**)	Including tax credit related to impairment of marketable securities
(***)	Related to the DSP cores Licensing business (Ceva) which was discontinued in November 2002 following the combination of Ceva with Parthus Technologies plc to form ParthusCeva, Inc.

DSP GROUP, INC.

CONSOLIDATED PRO-FORMA STATEMENTS OF INCOME

(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
Product revenues and other	$38,550	$31,899	$67,561	$53,025
Cost of product revenues and other	21,206	19,154	37,983	31,766

Gross profit	17,344	12,745	29,578	21,259
Operating expenses:
Research and development	5,578	4,975	10,698	9,879
Sales and marketing	2,871	2,541	5,187	4,477
General and administrative	1,526	985	3,107	1,915

Total operating expenses	9,975	8,501	18,992	16,271

Operating income	7,369	4,244	10,586	4,988
Other income:
Interest and other income, net	1,909	2,541	3,833	5,150

Income after financial and other income	9,278	6,785	14,419	10,138

Provision for income taxes	1,577	1,355	2,451	1,958

Net income	$7,701	$5,430	$11,968	$8,180

Net earnings per share:
Basic	$0.28	$0.20	$0.44	$0.30
Diluted	$0.26	$0.19	$0.41	$0.29
Weighted average number of shares of Common Stock used in computing of:
Basic	27,541	27,035	27,432	26,993
Diluted	29,459	27,896	28,944	27,946
The above pro forma consolidated statements of income have been adjusted to exclude the following items to US GAAP reported net income:
Reported net income per US GAAP adjustments:	$5,487	$77	$9,754	$2,767
Aborted spin off expenses and other	—	—	—	865
Impairment of available-for-sale marketable securities	—	9,815	—	9,815
In-process research & development write-off	2,727	—	2,727	—
Capital gains	(241)	—	(241)	—
Net income from discontinued operations	—	(995)	—	(1,510)
Tax benefit	(272)	(3,467)	(272)	(3,757)

Pro forma net income	$7,701	$5,430	$11,968	$8,180

DSP GROUP, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)	(Audited)
Assets
Current assets:
Cash and cash equivalents	$45,749	$39,919
Marketable securities	54,170	45,371
Trade receivables, net	11,684	4,873
Inventories	8,029	6,916
Other accounts receivable	1,666	1,352
Deferred income taxes	1,685	1,685
Assets of discontinued operation, net	1,453	4,737

Total current assets	124,436	104,853
Property and equipment, net	4,668	4,690
Long term marketable securities	150,176	150,692
Investment in equity security of traded companies	21,213	12,031
Severance pay fund	2,066	1,616
Long term pre-paid expenses and lease deposits	434	386
Goodwill	5,804	5,804
Other intangible assets	2,383	—

Total assets	$311,180	$280,072

Liabilities and Stockholders’ Equity
Current liabilities:
Trade payable	$10,345	$6,745
Other current liabilities	28,393	21,552

Total current liabilities	38,738	28,297
Long term liabilities:
Accrued severance pay	2,115	1,686
Deferred income taxes Other long term liabilities	5,524 1,421	2,371 —

Total long term liabilities	9,060	4,057
Stockholders’ equity:
Common stock	27	27
Additional paid-in capital	161,513	156,443
Less cost of treasury stock	(5,579)	—
Accumulated other comprehensive income	7,041	476
Retained earnings	100,380	90,772

Total stockholders’ equity	263,382	247,718

Total liabilities and stockholders’ equity	$311,180	$280,072

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